UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 23, 2004



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA

                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                               0-33135 68-0448219
         (Commission File Number) (I.R.S. Employer Identification No.)


         1515 N. Federal Highway, Suite 418, Boca Raton, Florida 33432
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 470-0410



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ITEM 5.  OTHER EVENTS.

On July 23, 2004, the Registrant issued a press release announcing that the board of directors has authorized the repurchase of up to $500,000 of the company's common stock from time to time in open market transactions.


Exhibit No.    Description.

99.1           Press Release issued by Registrant on July 23, 2004.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2004.                         ADSOUTH PARTNERS, INC.

                                               /s/ John Acunto

                                               -------------
                                               (Registrant)
                                               John Acunto
                                               Chief Executive Officer



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EXHIBIT  INDEX

Exhibit No.   Description.

99.1          Press Release dated July 23, 2004 issued by Adsouth Partners, Inc.





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                                                                  Exhibit 99.1

ADSOUTH PARTNERS, INC. BOARD AUTHORIZES STOCK REPURCHASE PROGRAM

Boca Raton, Florida. July 23, 2004 -- Adsouth Partners, Inc. (OTC BB: ADPR), announced today that the board of directors has authorized the repurchase of up to $500,000 of the company's common stock from time to time in open market transactions. The repurchase program, which does not have a specified duration, will commence following release of Adsouth's financial information for the quarter ended June 30, 2004. Timing of the repurchases and the number of shares repurchased in each transaction will depend on market conditions and various other factors. The Company expects to use available cash and internally generated funds for the repurchase program. As of June 30, 2004, Adsouth had 89,201,622 shares outstanding. The Company's listing of Non-Objecting Beneficial Owners reports a total of 10,431,651 shares as of July 1, 2004.

John P. Acunto, Jr., Adsouth's chief executive officer, stated, "We believe that the current market price for our common stock does not accurately reflect the value of our current business or its prospects for long-term growth. This stock repurchase program underscores our commitment to enhancing value for our stockholders "

About Adsouth Partners

         Adsouth Partners is a vertically integrated direct response marketing company that generates revenues from the placement of advertising, the production of advertisements, creative advertising and public relations consulting services and from the direct marketing sale of acquired rights to products. Adsouth Partners is developing a market niche by providing a full level of service quality to fulfill an existing need for the users of direct marketing services.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about Adsouth's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed under "Risk Factors" in the company's Form 10-KSB annual report for the year ended December 31, 2003, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in its Form 10-KSB annual report for the year ended December 31, 2003 and Form 10-QSB quarterly report for the quarter ended March 31, 2004, and those described and in any other filings which we make with the SEC. In addition, such statements could be affected by risks and uncertainties related to our financial conditions, the availability of financing, the company's ability to generate clients for the direct response marketing business, the company's ability to successfully develop its Dermafresh business as well as other factors which affect the industries in which we conduct business, including market and customer acceptance, competition, government regulations and requirements and pricing, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Adsouth does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.